SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 6, 2001

CONTINENTAL AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-09781	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950

(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

    Exhibits

      Presentation Data.

Item 9. Regulation FD Disclosure.

The Company is furnishing herewith certain data being presented by certain of its executive officers at a conference on November 6, 2001.

Beginning Wednesday, November 6, 2001, an audio webcast of their remarks and accompanying graphic presentation will be made available under the Investor Relations - Investor Presentation section at Continental's corporate website at http://www.continental.com/corporate.

The information presented may contain forward-looking statements not limited to historical facts, but reflecting the Company's current beliefs, expectations or intentions regarding future events. In connection therewith, please see the impact of the risk factors set forth in the Company's 2000 10-K and its other securities filings, including a current report on Form 8-K filed on October 15, 2001, which identify important matters such as the Company's high leverage and significant financing needs, terrorist attacks, the Company's historical operating results, the significant cost of aircraft fuel, labor costs, certain tax matters, the Japanese economy and currency risk, competition and industry conditions, regulatory matters and the seasonal nature of the airline business, that could cause actual results to differ materially from those in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

By /s/ Jennifer L. Vogel

    Jennifer L. Vogel

    Vice President and General Counsel

November 6, 2001

EXHIBIT INDEX

    Presentation Data.